SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

A. Payment of Interest

            As previously disclosed, on March 27, 2002, the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) issued an order authorizing Pacific Gas and Electric Company (Utility) to pay pre- and post-petition interest to holders of certain undisputed claims, including commercial paper, senior notes, floating rate notes, medium term notes, 7.90 % Cumulative Quarterly Income Preferred Securities (QUIPS), prior bond claims, revolving line of credit claims, trade creditors, and certain other general unsecured creditors.   Pursuant to the court’s order, the Utility was required to make an initial payment of pre- and post-petition interest to holders of financial debt (excluding trade creditors and certain other general unsecured creditors) within ten days after Bankruptcy Court approval of the disclosure statement related to the Utility’s proposed Plan of Reorganization.  The Bankruptcy Court approved the disclosure statement related to the Plan on April 24, 2002.

On May 6, 2002, the Utility paid approximately $420 million in pre- and post- petition interest to all holders of the Utility’s commercial paper, senior notes, floating rate notes, medium term notes, Southern San Joaquin Valley Power Authority Bonds, QUIPS, revolving line of credit claims, and certain other claims, for the period ending February 28, 2002.   Details of this interest payment can be found on PG&E Corporation’s website at: http://www.pgecorp.com/financial/creditorsinfo/index.html.

On May 20, 2002, the Utility announced that on May 31, 2002, it will make another interest payment totaling approximately $34 million to holders of such financial debt as of May 30, 2002, for interest accrued from March 1, 2002 through March 31, 2002.  Thereafter, interest payments will be made quarterly on July 1, October 1, January 1, and April 1.

The Utility will make the first payment of pre- and post-petition interest to the Utility’s trade creditors and certain other general unsecured creditors on or about July 30, 2002 for interest accrued through June 30, 2002 and on a quarterly basis thereafter.  The record date for the interest payment is June 30, 2002.

The Utility expects that payments made to creditors pursuant to the Bankruptcy Court’s authorization will total approximately $700 million by July 30, 2002.  The actual amount paid may be different, depending on the amount of claims ultimately allowed by the Bankruptcy Court.

As the Utility has been accruing interest on its pre-and post-petition debt at the approved rates, the payment of such interest is not expected to have an adverse material impact on its financial condition or results of operation.

B. Schedule

On May 15, 2002, the Bankruptcy Court approved the disclosure statement relating to the California Public Utilities Commission (CPUC)’s proposed alternative plan of reorganization.   The Bankruptcy Court has previously set June 17, 2002 as the date to begin solicitation of the competing plans.  The Bankruptcy Court has determined that only holders of record of claims or equity interests as of May 21, 2002 that are otherwise entitled to vote under the Plan will receive a ballot and that all ballots must be received by the voting agent by August 12, 2002.  The Bankruptcy Court also ordered that all objections to confirmation of either plan be filed by July 17, 2002.   The Bankruptcy Court also determined that the hearing to consider confirmation of a plan will begin with a status conference on August 1, 2002 and that the confirmation hearing will be continued from time to time thereafter without further notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: LINDA Y.H. CHENG

LINDA Y.H. CHENG Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  May 20, 2002

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